John H. Lively

The Law Offices of John H. Lively & Associates, Inc.

A member firm of The 1940 Act Law GroupTM

11300 Tomahawk Creek Parkway, Suite 310

Leawood, KS 66211

Phone: 913.660.0778    Fax: 913.660.9157 john.lively@1940actlawgroup.com

February 29, 2016

Valued Advisers Trust

2960 N. Meridian St., Suite 300

Indianapolis, Indiana 46208

Gentlemen:

We hereby consent to the use of our name and to the reference to our firm under the caption “Legal Counsel” in the Statement of Additional Information for the SMI Bond Fund, Sound Mind Investing Fund, SMI Conservative Allocation Fund, SMI Dynamic Allocation Fund and SMI 50/40/10 Fund, each a series portfolio of Valued Advisers Trust (the “Trust”), which is included in Post-Effective Amendment No. 227 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-151672), and Amendment No. 228 to Registration Statement under the Investment Company Act of 1940, as amended (No. 811-22208), on Form N-1A of the Trust.

Sincerely,

/s/ John H. Lively

The Law Offices of John H. Lively & Associates, Inc.